UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Booking Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1528493
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue Norwalk, Connecticut	06854
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.800% Senior Notes due 2022 2.150% Senior Notes due 2022 2.375% Senior Notes due 2024 1.800% Senior Notes due 2027	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: ___________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Booking Holdings Inc., a Delaware corporation (the “Registrant”), issued its 0.800% Senior Notes due 2022, 2.150% Senior Notes due 2022, 2.375% Senior Notes due 2024 and 1.800% Senior Notes due 2027 (collectively, the “Debt Securities”) under the Indenture dated as of September 23, 2014 between the Registrant and Deutsche Bank Trust Company Americas, as trustee, a copy of which is incorporated herein by reference to Exhibit 4.1 hereto.

0.800% Senior Notes due 2022

The descriptions under the heading “Description of Notes” relating to the Registrant’s 0.800% Senior Notes due 2022 in the Prospectus Supplement dated March 7, 2017 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated September 8, 2014, copies of which were electronically transmitted for filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on March 8, 2017, are incorporated herein by reference. The Form of 0.800% Senior Notes due 2022 is incorporated herein by reference to Exhibit 4.2 hereto. The Officers’ Certificate establishing the form and the terms of the 0.800% Senior Notes due 2022 is incorporated herein by reference to Exhibit 4.3 hereto.

2.150% Senior Notes due 2022

The descriptions under the heading “Description of Notes” relating to the Registrant’s 2.150% Senior Notes due 2022 in the Prospectus Supplement dated November 20, 2015 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated September 8, 2014, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on November 23, 2015, are incorporated herein by reference. The Form of 2.150% Senior Notes due 2022 is incorporated herein by reference to Exhibit 4.4 hereto. The Officers’ Certificate establishing the form and the terms of the 2.150% Senior Notes due 2022 is incorporated herein by reference to Exhibit 4.5 hereto.

2.375% Senior Notes due 2024

The descriptions under the heading “Description of Notes” relating to the Registrant’s 2.375% Senior Notes due 2024 in the Prospectus Supplement dated September 16, 2014 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated September 8, 2014, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on September 18, 2014, are incorporated herein by reference. The Form of 2.375% Senior Notes due 2024 is incorporated herein by reference to Exhibit 4.6 hereto. The Officers’ Certificate establishing the form and the terms of the 2.375% Senior Notes due 2024 is incorporated herein by reference to Exhibit 4.7 hereto.

1.800% Senior Notes due 2027

The descriptions under the heading “Description of Notes” relating to the Registrant’s 1.800% Senior Notes due 2027 in the Prospectus Supplement dated February 24, 2015 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated September 8, 2014, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on February 26, 2015, are incorporated herein by reference. The Form of 1.800% Senior Notes due 2027 is incorporated herein by reference to Exhibit 4.8 hereto. The Officers’ Certificate establishing the form and the terms of the 1.800% Senior Notes due 2027 is incorporated herein by reference to Exhibit 4.9 hereto.

Item 2. Exhibits.

In accordance with the Instructions as to Exhibits for Form 8-A, copies of all constituent instruments defining the rights of the holders of each class of Debt Securities are filed as exhibits hereto.

4.1.
Indenture, dated September 23, 2014, between the Registrant and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on November 25, 2015 (File No. 1-36691)).

4.2.	Form of 0.800% Senior Notes due 2022 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8‑K filed on March 10, 2017 (File No. 1-36691)).

4.3.
Officers’ Certificate, dated March 10, 2017, for the 0.800% Senior Notes due 2022 (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8‑K filed on March 10, 2017 (File No. 1-36691)).

4.4.	Form of 2.150% Senior Notes due 2022 (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on November 25, 2015 (File No. 1-36691)).

4.5.
Officers’ Certificate, dated November 25, 2015, for the 2.150% Senior Notes due 2022 (incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K filed on November 25, 2015 (File No. 1-36691)).

4.6.	Form of 2.375% Senior Notes due 2024 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on September 22, 2014 (File No. 0-25581)).

4.7.
Officers’ Certificate, dated September 23, 2014, for the 2.375% Senior Notes due 2024 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on September 26, 2014 (File No. 0-25581)).

4.8.	Form of 1.800% Senior Notes due 2027 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on March 2, 2015 (File No. 1-36691)).

4.9.
Officers’ Certificate, dated March 3, 2015, for the 1.800% Senior Notes due 2027 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on March 4, 2015 (File No. 1-36691)).

SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOOKING HOLDINGS INC.

By:	/s/ Peter Millones
	Name:	Peter Millones
	Title:	Executive Vice President and General Counsel

Date:  December 6, 2019